As filed with the Securities and Exchange Commission on December 7, 2006.
Registration No. ___-_________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
The J. M. Smucker Company
(Exact Name of Registrant as Specified in Its Charter)

OHIO
(State or Other Jurisdiction	34-0538550
of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Strawberry Lane, Orrville, Ohio 44667
(Address of Principal Executive Offices Including Zip Code)
Non-Qualified Stock Option Agreement
Between
International Multifoods Corporation (predecessor-in-interest to the Registrant)
and
Daryl Schaller
(Full Title of the Plan)
M. Ann Harlan, Esq.
Vice President, General Counsel and Secretary
The J. M. Smucker Company
One Strawberry Lane
Orrville, Ohio 44667
(330) 682-3000
(Name, Address and Telephone Number of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share(3)	Offering Price	Fee
Common Shares, without par value (4)	2,720	$54.11	$147,179.20	$15.75

(1)	Represents maximum number of common shares of The J. M. Smucker Company (the “Registrant”), without par value (“Common Shares”), issuable pursuant to the Non-Qualified Stock Option Agreement, dated as of July 1, 1998, between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller (the “Agreement”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Represents the exercise price for each Common Share under the Agreement.

(4)	One Preferred Share Purchase Right (a “Right”) will also be issued with respect to each Common Share. The terms of the Rights are described in Amendments No. 1 and No. 2 to the Form 8-A filed by the Registrant on August 28, 2000 and October 22, 2001.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents have been filed by The J. M. Smucker Company, an Ohio corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K, filed June 30, 2006;

(b)	The Registrant’s Quarterly Report on Form 10-Q, filed September 8, 2006;

(c)	The Registrant’s Current Reports on Form 8-K, filed June 16, 2006, July 25, 2006, August 21, 2006, September 6, 2006, and October 30, 2006; and

(d)	The description of the Registrant’s Common Shares contained in the registration statement on Form 8-A filed May 23, 2002, including any subsequently filed amendments and reports updating such description.
          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The J. M. Smucker Company is an Ohio corporation. Under Section 1701.13 of the Ohio Revised Code (“Ohio Law”), Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations or contract, and except with respect to the advancement of expenses of directors.
          With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorney’s fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
          The Registrant’s regulations require the Registrant to indemnify, to the full extent permitted by Ohio Law, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) because that person is or was a director, officer, or employee of the Registrant or was serving, at the request of the Registrant, as a director, trustee, officer, or employee of another entity.
          In addition, the Registrant may enter into indemnification agreements with each of its directors and officers that indemnify its directors and officers to the maximum extent permitted by law.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Annex F to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 (Commission No. 333-73830), filed with the Commission on February 28, 2002)

4.2	Amended Regulations of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-05111), filed with the Commission on December 12, 2000)

4.3	Amended and Restated Rights Agreement, dated as of August 28, 2000, by and between the Registrant and Computershare Investor Services, LLC (successor to Harris Trust and Savings Bank), as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (Commission No. 001-05111), filed with the Commission on August 28, 2000), as amended by Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 9, 2001, by and between the Registrant and Computershare Investor Services, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to

Exhibit Number	Description
the Registrant’s Registration Statement on Form 8-A (Commission No. 001-05111), filed with the Commission on October 22, 2001)

4.4	Non-Qualified Stock Option Agreement, dated as of July 1, 1998, by and between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller

23.1	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orrville, state of Ohio, on this 7th day of December, 2006.

THE J. M. SMUCKER COMPANY

By:	/s/ M. Ann Harlan

M. Ann Harlan
Vice President, General Counsel and Secretary
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: December 7, 2006	*

Timothy P. Smucker
Chairman, Co-Chief Executive Officer and Director
(Principal Executive Officer)

Date: December 7, 2006	*

Richard K. Smucker
President, Co-Chief Executive Officer and Director
(Principal Executive Officer)

Date: December 7, 2006	*

Mark R. Belgya
Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer)

Date: December 7, 2006	*

John W. Denman
Vice President and Controller (Controller)

Date: December 7, 2006	*

Vincent C. Byrd
Director

Date: December 7, 2006	*

R. Douglas Cowan
Director

Date: December 7, 2006	*

Kathryn W. Dindo
Director

Date: December 7, 2006	*

Elizabeth Valk Long
Director

Date: December 7, 2006	*

Gary A. Oatey
Director

Date: December 7, 2006	*

William H. Steinbrink
Director

Date: December 7, 2006	*

Paul J. Dolan
Director

Date: December 7, 2006	*

Nancy Lopez
Director

*	This Registration Statement has been signed on behalf of the above officers and directors by M. Ann Harlan, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this Registration Statement.

DATED: December 7, 2006	By:	/s/ M. Ann Harlan

M. Ann Harlan
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Annex F to Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 (Commission No. 333-73830), filed with the Commission on February 28, 2002)

4.2	Amended Regulations of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q (Commission No. 001-05111), filed with the Commission on December 12, 2000)

4.3	Amended and Restated Rights Agreement, dated as of August 28, 2000, by and between the Registrant and Computershare Investor Services, LLC (successor to Harris Trust and Savings Bank), as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A (Commission No. 001-05111), filed with the Commission on August 28, 2000), as amended by Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 9, 2001, by and between the Registrant and Computershare Investor Services, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A (Commission No. 001-05111), filed with the Commission on October 22, 2001)

4.4	Non-Qualified Stock Option Agreement, dated as of July 1, 1998, by and between International Multifoods Corporation (predecessor-in-interest to the Registrant) and Daryl Schaller

23.1	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney